CERTAIN INFORMATION IN THIS EXHIBIT HAS BEEN OMITTED AND FILED SEPARATELY WITH THE COMMISSION. CONFIDENTIAL TREATMENT HAS BEEN REQUESTED WITH RESPECT TO THE OMITTED PORTIONS.

                    PRODUCT MANUFACTURE AND LICENSE AGREEMENT

                                 BY AND BETWEEN

                                 UTSTARCOM, INC.

                                       AND

                         TOLLGRADE COMMUNICATIONS, INC.

                               DATED: MAY 13, 1997

                    PRODUCT MANUFACTURE AND LICENSE AGREEMENT

         THIS AGREEMENT, dated as of May 14, 1997 is entered into by and between UTSTARCOM, INC., a _____________________ corporation with an office at 33 Wood Avenue South, 8th Floor, Iselin, New Jersey 08830 (herein called "UTStarcom"), and TOLLGRADE COMMUNICATIONS, INC., a Pennsylvania corporation with its principal offices at 493 Nixon Road, Cheswick, Pennsylvania 15024 (herein called "Tollgrade").

         WHEREAS, UTStarcom has developed certain UTStarcom Licensed Know-How, as defined herein, which would enable Tollgrade to produce versions of the Product, as defined herein, that would be compatible with UTStarcom's System, as defined herein; and

         WHEREAS, Tollgrade desires the right and license to use the UTStarcom Licensed Know-How and apply the same to production of the Product; and

         WHEREAS, UTStarcom is willing to grant, and represents that it has the right to grant, such right and license to Tollgrade under all of the terms and conditions of this Agreement.

         NOW, THEREFORE, the parties, in consideration of the premises and mutual covenants contained herein, intending to be legally bound, do hereby agree as follows:

SECTION 1. DEFINITIONS.

         For purposes of this Agreement, each of the terms identified below shall have the meaning set forth.

         1.1 "CONFIDENTIAL INFORMATION" shall have the meaning set forth in
Section 6.

         1.2 "EFFECTIVE DATE" means the date as described in Section 4.1 hereof.

         1.3 "PARTY" shall mean either UTStarcom or Tollgrade, as the case may be, and "Parties" shall mean both of them.

         1.4 "PRODUCT" means that switchable MCU-Registered Trademark-product for [*], designed and manufactured by Tollgrade and to which Tollgrade will apply the UTStarcom Licensed Know-How in order to produce versions of such products compatible with UTStarcom's System.

         1.5 "PURCHASE PRICE" shall have the meaning set forth in Section 3 hereof. All amounts are denominated in U.S. dollars.

         1.6 "TERM" shall have the meaning set forth in Section 4.1 hereof.

         1.7      "TERRITORY" means [*].


[*] = CERTAIN INFORMATION ON THIS PAGE HAS BEEN OMITTED AND FILED SEPARATELY WITH THE COMMISSION. CONFIDENTIAL TREATMENT HAS BEEN REQUESTED WITH RESPECT TO THE OMITTED PORTIONS.

         1.8 "TOLLGRADE LICENSED KNOW-HOW" shall include but not be limited to technical information, interface component, intellectual property (including any existing patents owned by or licensed to Tollgrade which Tollgrade has a right to license, and any patents granted pursuant to applications now pending, including any and all reissues and patent applications to be filed in the United States or other countries), hardware, software, firmware, discoveries, inventions, copyrights, trade methods, technology, designs, plans, drawings, business secrets, samples, schematics, blueprints, formulations, test instructions and processes relating to Tollgrade's MCU-Registered Trademark-products and related information that will be used by Tollgrade in connection with its development and production of the Product hereunder.

         1.9 "UTSTARCOM LICENSED KNOW-HOW" shall include but not be limited to technical information, interface components, intellectual property (including any existing patents owned by or licensed to UTStarcom which UTStarcom has a right to license, and any patents/ranted pursuant to applications now pending, including any and all reissues and patent applications to be filed in the United States or other countries), hardware, software, firmware, discoveries, inventions, copyrights, trade methods, technology, designs, plans, drawings, business secrets, samples, schematics, blueprints, formulations, test instructions and processes relating to UTStarcom's System.

         1.10     "UTSTARCOM'S SYSTEM" means UTStarcom's AN-2000 carrier system.

SECTION 2. DEVELOPMENT; DELIVERABLES AND GRANT.

         2.1 DEVELOPMENT. Set forth on Exhibit A attached hereto and made a part hereof is the schedule for development, review and field testing of the Product. The schedule includes each Parties' responsibilities in the development effort, including deliverables of components required for development and production. Tollgrade shall use its best efforts to incorporate the UTStarcom Licensed Know-How into the Product to produce a version of such Product that will be compatible with UTStarcom's System. The Parties shall use their best efforts to comply with the scheduling requirements of Exhibit A, but shall not be liable for their failure to do so.

         2.2 UTSTARCOM DELIVERABLES. Set forth on Exhibit A are certain deliverables to be provided by UTStarcom, including one fully operational end-to-end AN-2000 system with documentation (referred to as "System 1") and a second such AN-2000 system with six remote terminal banks (referred to as "System 2"). It will be necessary for Tollgrade to use System 1 during the development and testing phases of this Agreement. UTStarcom agrees to provide System 1 to Tollgrade [*], for Tollgrade's use during the development phase. System 1 will be returned to UTStarcom by Tollgrade upon completion of development and testing. It will be necessary for Tollgrade to use System 2 during the production phase of this Agreement. UTStarcom agrees to lend System 2 to Tollgrade for a period of [*] from the delivery date. At the end of such [*] period, Tollgrade shall have the option to purchase System 2 from UTStarcom [*], or return System 2 to UTStarcom [*] to Tollgrade. Tollgrade shall not be responsible for reasonable wear and tear to System 1 or System 2 as a result of Tollgrade's proper use for development, testing or production. UTStarcom shall also provide, [*], face plates for the Product. At UTStarcom's option, Tollgrade will install the face plates, provided that UTStarcom notifies Tollgrade with its order for Product that it desires for the faceplates to be installed by Tollgrade and UTStarcom provides Tollgrade with the necessary faceplates at that time. If UTStarcom does not so notify Tollgrade, the Product will be shipped to UTStarcom without faceplates for installation by UTStarcom.

         2.3 GRANT. Subject to the terms of this Agreement and commencing on the Effective Date; UTStarcom hereby grants to Tollgrade a [*] right and license to use and practice the



[*] = CERTAIN INFORMATION ON THIS PAGE HAS BEEN OMITTED AND FILED SEPARATELY WITH THE COMMISSION. CONFIDENTIAL TREATMENT HAS BEEN REQUESTED WITH RESPECT TO THE OMITTED PORTIONS.

UTStarcom Licensed Know-How in order to incorporate such UTStarcom Licensed Know-How into the manufacture, design, engineering and service of the Product in the Territory. Tollgrade shall have the right to manufacture, design and engineer the Product in the Territory. Unless otherwise agreed, the license set forth herein shall not include, and, except as otherwise specifically provided herein, UTStarcom shall exclusively reserve for itself, the right to market or sell the Product in the Territory under UTStarcom's private label. UTStarcom represents and warrants to Tollgrade that it shall, at all times when Product is available for marketing or sale under this Agreement, use its best efforts to market and sell the Product in the Territory. Other than the Product, Tollgrade shall not design or manufacture any other AN-2000-compatible units without the prior written consent of UTStarcom. However, Tollgrade shall not be restricted or construed in anyway from applying the Tollgrade Licensed Know-How in other applications to systems manufactured by other system vendors in modified or similar form, or from using such Tollgrade Licensed Know-How, unmodified by the UTStarcom Licensed Know-How, in any other application whatsoever.

         2.4 FUTURE IMPROVEMENTS OF UTSTARCOM LICENSED KNOW-HOW. To the extent any improvements to the UTStarcom Licensed Know-How are developed after the Effective Date and such improvements are not provided to Tollgrade, the Parties hereto acknowledge and agree that Tollgrade shall not be responsible or liable for any incompatibility of the Product with UTStarcom's System as modified by such future improvements to the UTStarcom Licensed Know-How.

         2.5 TOLLGRADE LICENSED KNOW-HOW. Subject to the restrictions of
Section 5 hereof and the other terms of this Agreement, and commencing on the Effective Date, Tollgrade hereby grants to UTStarcom a [*] right and license to use the Tollgrade Licensed Know-How in the market, sale and support of the Product in the Territory under UTStarcom's private label, subject to the confidentiality restrictions set forth in Section 6 hereof. Nothing herein shall be interpreted to allow UTStarcom to use the Tollgrade Licensed Know-How for any purpose other than in connection with the market, sale and support of the Product in the Territory. In addition, UTStarcom may not sublicense its rights under this Agreement without Tollgrade's prior written consent.

         2.6 PRODUCT SUPPORT. Following development of the Product, Tollgrade shall provide UTStarcom with [*] of service and training for up to [*], [*]. Tollgrade will provide UTStarcom with additional training or presentations at the cost of [*], plus reimbursement for reasonable travel expenses, to be scheduled as mutually agreed by the Parties. Any training, service and presentations to be provided by Tollgrade at the cost outlined above shall be only within [*]. Any training, service and presentations required outside of the continental United States shall be separately negotiated by the Parties. Any repair or other support services provided to UTStarcom by Tollgrade, outside of those required by warranty, shall be charged at Tollgrade's standard charges for such services.

         2.7 CERTIFICATIONS OR APPROVALS. UTStarcom will obtain, at its sole cost and expense, any certifications or approvals required for the sale, marketing or utilization of the Produce by UTStarcom or its customers.



[*] = CERTAIN INFORMATION ON THIS PAGE HAS BEEN OMITTED AND FILED SEPARATELY WITH THE COMMISSION. CONFIDENTIAL TREATMENT HAS BEEN REQUESTED WITH RESPECT TO THE OMITTED PORTIONS.

SECTION 3. ORDERING, PURCHASE AND PAYMENT.

         3.1 FORECASTS. During the manufacturing phase of this Agreement, and for the remainder of the Term, UTStarcom will provide Tollgrade with quarterly forecasts which will specify expected monthly volumes of Product that UTStarcom anticipates ordering from Tollgrade for the next quarter. In preparing and submitting such forecasts, UTStarcom acknowledges that Tollgrade will be relying on such forecasts in planning capital, labor and any other expenditures necessary to meet the anticipated volumes. As a result, Tollgrade must ship to UTStarcom only that number of Product on a monthly basis which is within [*] of the monthly forecasted volumes. (For example, if the monthly forecast is [*], but UTStarcom submits purchase orders for [*], Tollgrade will only be obligated to ship up to [*] for that month.) In the event that UTStarcom submits orders for a number of Product which exceeds [*] of the monthly forecast, Tollgrade and UTStarcom will work together to negotiate a mutually acceptable delivery schedule.

         3.2 ORDERING. UTStarcom will, from time to time, cause its United States based operations to submit purchase orders to Tollgrade, which purchase order will specify the number of units of Product to be shipped and the delivery address, which shall be within the United States. The Parties agree that the Tollgrade terms and conditions of sale, including any special payment or credit terms that may be imposed on a going-forward basis by Tollgrade, shall apply to any sale hereunder, notwithstanding the terms of the UTStarcom purchase order. To the extent that UTStarcom can establish a credit and payment history with Tollgrade that is reasonably satisfactory to Tollgrade, Tollgrade may permit payment terms of net 30 with possible lot size limitations. If the Tollgrade payment or credit terms conflict with the terms of this Agreement, then the terms of this Agreement shall control. Subject to the limitations of Section 3.1 above, within thirty (30) days after receipt of the purchase order, Tollgrade will ship the Product to the location specified. All shipments will be F.O.B. shipping point designated as Tollgrade's, business address in Cheswick, Pennsylvania.

         3.3 NON-RECURRING ENGINEERING CHARGES. UTStarcom shall pay to Tollgrade certain Non-recurring Engineering Charges ("NRE") for its development efforts, as specified below:

                  3.3.1 CONTRACT SIGNING. Upon execution of this Agreement by the Parties, but no later than May 14, 1997, prior to release of prototypes UTStarcom will pay to Tollgrade an NRE in the amount of [*].

                  3.3.2 PROTOTYPE ACCEPTANCE. Provided that Tollgrade has delivered acceptable prototype units to UTStarcom by the date specified on Exhibit A, UTStarcom will pay to Tollgrade a second NRE in the amount of [*] on or before [*].

                  3.3.3 PILOT RELEASE. Within [*] following Tollgrade's Pilot Release date (projected to be near [*]), UTStarcom will pay to Tollgrade a third NRE in the amount of [*].



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WITH THE COMMISSION.  CONFIDENTIAL TREATMENT HAS BEEN REQUESTED WITH RESPECT
TO THE OMITTED PORTIONS.

         3.4 MINIMUM PURCHASE COMMITMENT. UTStarcom agrees that, following completion of successful field testing, UTStarcom shall purchase from Tollgrade at least [*] of the Product, with [*] to be ordered and delivered on or before [*] and an additional [*] to be ordered and delivered on or before [*]. The purchase price for these [*] of Product shall be [*] (herein referred to as the "Initial Purchase Price"), and UTStarcom agrees that it shall pay cash in advance or upon delivery for the purchase of these [*]. In the event that UTStarcom fails to purchase this minimum quantity hereunder, UTStarcom agrees that it shall pay to Tollgrade, within [*] of [*], a sum equal to the Initial Purchase Price for these units; [*].

         3.5 PURCHASE PRICE AND PAYMENT. During the Term of the Agreement, UTStarcom shall pay to Tollgrade, for each unit of Product purchased hereunder, a price as follows:

                  3.5.1 PURCHASE PRICE. In the event that UTStarcom meets the minimum volume commitment for purchase of Product, as specified in
         Section 3.4, UTStarcom shall be entitled to purchase, until [*], an additional [*] of Product at the Initial Purchase Price. After [*], UTStarcom shall pay Tollgrade an amount equal to [*] per Product for each unit of Product purchased from Tollgrade (herein referred to as the "Purchase Price").

         3.6 RESTOCKING CHARGE. For any unit of Product returned to Tollgrade by UTStarcom (other than units returned as a result of warranty claims), Tollgrade will, to the extent UTStarcom has already paid the Purchase Price for such Product, refund to UTStarcom [*] of the Purchase Price for such unit. To the extent UTStarcom has not yet paid the Purchase Price for such returned Product at the time of return, Tollgrade will credit to UTStarcom the [*] fee. The [*] remainder of the Purchase Price is a restocking charge which will not be refunded or credited to UTStarcom, but will be retained by Tollgrade.

         3.7 INTEREST. If any fee, charge or payment payable under this Agreement is not paid on the due date thereof, it shall bear interest from the due date until the date paid at a rate equal to [*].

SECTION 4. TERM AND TERMINATION.

         4.1 EFFECTIVE DATE AND TERM. The Effective Date of this Agreement shall be as of the date last signed below. The initial term of this Agreement shall commence as of the Effective Date and shall continue for an initial two (2) year period, and shall automatically be renewed thereafter on a year-to-year basis, unless the Agreement is terminated as provided below in Section 4.2. Following the initial term of the Agreement, Tollgrade shall be entitled to modify its prices upon each annual renewal, with sixty (60) days prior written notice to UTStarcom.

         4.2 TERMINATION. Each of UTStarcom and Tollgrade shall be entitled to terminate this Agreement at any time, upon ninety (90) days prior written notice to the other Party.


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WITH THE COMMISSION.  CONFIDENTIAL TREATMENT HAS BEEN REQUESTED WITH RESPECT
TO THE OMITTED PORTIONS.

         4.3 UTSTARCOM'S OBLIGATIONS IN THE EVENT OF TERMINATION. In the event UTStarcom terminates this Agreement during any period that UTStarcom is subject to the minimum volume requirement specified in Section 3.4 above, UTStarcom shall remain obligated to purchase such minimum requirements in accordance with the terms of Section 3.4, or in the absence of such purchase, pay the sums specified therein, and shall remain obligated under any outstanding orders. In the event UTStarcom terminates this Agreement or abandons the development effort prior to successful field testing of the Product, UTStarcom shall pay to Tollgrade a termination fee equal to [*] less any amounts paid to Tollgrade by UTStarcom for NRE as defined in Section 3.3 of the Agreement, payable within sixty (60) days of such termination or abandonment. Therefore, upon payment in full by UTStarcom of all NRE amounts due under the Agreement, UTStarcom will not be required to pay this termination fee if it terminates the Agreement. The Parties agree that this sum is a reasonable estimate of the damages that would be suffered by Tollgrade in the event of such termination or abandonment, and is not intended as a penalty.

SECTION 5. TOLLGRADE'S PRODUCTS.

         Notwithstanding, anything that may be implied herein, but subject to the limited license grated to UTStarcom to use Tollgrade Licensed Know-How as specified in Section 2.4 above, any of Tollgrade's technical information, components or other intellectual property that are used in the manufacture, development, engineering, sale Or marketing of the Product, or that encompass any component of or are derived from the benefit of the UTStarcom Licensed Know-How, shall remain the sole and exclusive property of Tollgrade. UTStarcom shall not disassemble, alter, reverse engineer or change the Product in any manner whatsoever while such Product is in the possession of UTStarcom. UTStarcom shall also obtain a covenant to this effect to the benefit of Tollgrade from any third party end user of the Product. In the event there is any malfunction or otherwise is a need to alter, change or disassemble the Product, UTStarcom shall immediately notify Tollgrade prior to taking any such action for resolution of the matter.

SECTION 6. CONFIDENTIALITY.

         6.1 CONFIDENTIAL INFORMATION. Each of Tollgrade and UTStarcom agree to hold the other's ideas, inventions, proprietary technical information, trade secrets, know-how and confidential business information, including the UTStarcom Licensed Know-How and the Tollgrade Licensed Know-How ("Confidential Information"), in confidence and each such Party shall not use or disclose such Confidential Information to third parties except as provided in this Agreement. The Parties will use their best efforts to have all Confidential Information be in writing and suitably identified. Said information shall be treated by each Party as it would treat its own Confidential Information.

         6.2 EXCEPTIONS. Not included within the restrictions set forth above shall be information: (a) published or otherwise made available to the public other than by a breach of this Agreement by the receiving Party; (b) known to a Party hereto before disclosure by the other Party; (c) rightfully received by a Party hereunder from an independent third party without restrictions on disclosures; (d) approved in writing for release by the disclosing Party, or known to or independently developed by the receiving Party without reference to such information; (e) furnished to a third party by the disclosing Party without a similar restriction on the third party's right to publish or disseminate; or
(f) disclosed pursuant to a


[*] = CERTAIN INFORMATION ON THIS PAGE HAS BEEN OMITTED AND FILED SEPARATELY WITH THE COMMISSION. CONFIDENTIAL TREATMENT HAS BEEN REQUESTED WITH RESPECT TO THE OMITTED PORTIONS.

court order, provided the other Party receives prior written notification of such court order and is given the opportunity to restrict or stop such disclosure.

         6.3 RETURN OF DOCUMENTS. Upon termination of this Agreement, the receiving Party shall turn over to the disclosing Part, all plans, specifications, drawings, documents, or other writings and recorded materials of any kind embodying the disclosing Party's Confidential Information.

SECTION 7. REPRESENTATIONS, WARRANTIES AND INDEMNIFICATION.

         7.1 WARRANTIES AND DISCLAIMER. Each unit of Product sold hereunder will be accompanied by Tollgrade's [*] limited warranty. Defective components will be repaired or replaced at Tollgrade's option. OTHER THAN AS SPECIFICALLY PROVIDED HEREIN, TOLLGRADE SPECIFICALLY DISCLAIMS ANY AND ALL OTHER WARRANTIES, WHETHER EXPRESS, IMPLIED OR STATUTORY, INCLUDING THE WARRANTIES OF MERCHANTABILITY, MARKETABILITY OR FITNESS FOR A PARTICULAR PURPOSE.

         7.2 NO CONFLICT. Tollgrade and UTStarcom warrant that they have the right to enter into and perform this Agreement. This Agreement neither contradicts nor constitutes a breach of any other agreement or obligation to which Tollgrade or UTStarcom is subject.

         7.3 UTSTARCOM REPRESENTATION AND WARRANTY. UTStarcom represents and warrants that in the event the UTStarcom Licensed Know-How is being infringed, or is being used, as the case may be, by a third party other than Tollgrade and such third party has no right to do so, UTStarcom shall take all such actions as are necessary and appropriate to enjoin such unauthorized infringement or use. UTStarcom represents and warrants that (i) use of the UTStarcom Licensed Know-How by Tollgrade for the manufacture, marketing and sale of the Product, and (ii) the performance by UTStarcom under this Agreement, will not infringe upon any upon the patent rights, trade secrets, or any other proprietary confidential information of a third party. UTStarcom warrants that the UTStarcom Licensed Know-How shall be of the same form and content as used by UTStarcom in the UTStarcom System, and except for inadvertent error, will be in accordance with the most recent practice at UTStarcom at the time of delivery.

         7.4 UTSTARCOM INDEMNITY. UTStarcom shall, at its sole expense, defend and hold Tollgrade, its officers, directors, shareholders, employees, agents, affiliate corporations, successors and assigns, free and harmless from all losses, costs and damages in respect to any claim, action or suit, or for any claim arising out of any such action or suit for infringement upon any patent or proprietary rights of a third party or based on the use of the UTStarcom Licensed Know-How, or for actively inducing infringement, or for contributory infringement arising out of the performance of any action by Tollgrade under this Agreement; provided, however, that Tollgrade may be represented in any such action or suit by attorneys of its own selection, at Tollgrade's expense. In the event that any injunction shall be obtained against the use of the UTStarcom Licensed Know-How, or against the design or manufacture of the Product by Tollgrade, in addition to its above obligations, UTStarcom shall, at the option of Tollgrade and at UTStarcom's expense, procure for Tollgrade the right to continue using said UTStarcom Licensed Know-How and design and manufacturing of the Product under the infringed patent or proprietary rights, or modifying said UTStarcom Licensed Know-How to become non-infringing.


[*] = CERTAIN INFORMATION ON THIS PAGE HAS BEEN OMITTED AND FILED SEPARATELY WITH THE COMMISSION. CONFIDENTIAL TREATMENT HAS BEEN REQUESTED WITH RESPECT TO THE OMITTED PORTIONS.

         7.5 TOLLGRADE INDEMNITY. Tollgrade shall, at its sole expense, defend and hold UTStarcom, its officers, directors, shareholders, employees, agents, affiliate corporations, successors and assigns, free and harmless from all losses, costs and damages in respect to any claim, action or suit, or for any claim arising out of any such action or suit for infringement upon any patent or proprietary rights of a third party or based on the use of any of Tollgrade's components, or for actively inducing infringement, or for contributory infringement arising out of the performance of any action by UTStarcom under this Agreement; provided, however, that UTStarcom may be represented in any such action or suit by attorneys of its own selection, at UTStarcom's expense. In the event that any injunction shall be obtained against the use of the Tollgrade components, or against the marketing or sale of the Product by UTStarcom, in addition to its above obligations, Tollgrade shall, at the option of UTStarcom and at Tollgrade's expense, procure for UTStarcom the right to continue using said Tollgrade components and marketing and sale of the Product under the infringed patent or proprietary rights, or modifying said Tollgrade components to become non-infringing.

         7.6 NOTICE OF CLAIM. Each Party shall promptly inform the other about any claims under patent rights of third parties and shall impart all details referring thereto, and the indemnifying Party shall have the right and obligation to defend against said claims as provided in and subject to Sections
7.4 and 7.5 above.

         7.7 EXCLUSIVE REMEDY. The provisions in Sections 7.4 and 7.5 above set forth the sole and exclusive rights and obligations of UTStarcom and Tollgrade with respect to any infringement or claim of infringement as to the Product.

SECTION 8. GENERAL PROVISIONS

         8.1 NO CONSEQUENTIAL DAMAGES. In no event shall either Party be liable for special, indirect, incidental, or consequential damages, whether arising from or based upon breach of warranty, breach of contract, tort, including negligence, indemnity or any other cause or basis whatsoever.

         8.2 LIMITATION OF LIABILITY. Tollgrade's total liability hereunder, whether arising from breach of warranty, breach of contract or tort, including liability arising from Tollgrade's negligence, strict liability, indemnity or any other cause or basis whatsoever, is expressly limited to the compensation actually received by Tollgrade hereunder.

         8.3 TRADEMARK RIGHTS. At all times that UTStarcom uses the trademark "MCU" or otherwise refers to the "Metallic Channel Unit" in connection with its sale or support of Product hereunder, it shall acknowledge Tollgrade's proprietary rights therein.

         8.4 NOTICES. All notices and other communications between the Parties provided for in this Agreement shall be in writing and shall be deemed to have been duly given and received when delivered by hand, facsimile or mailed first class, postage prepaid to the following addresses:

         If to Tollgrade:           Tollgrade Communications, Inc.
                                    493 Nixon Road
                                    Cheswick, Pennsylvania 15024

                                    Fax: (412) 274-8014

                                    Attention: Christian L. Allison,
                                               Chief Executive Officer

          If to UTStarcom:          UTStarcom, Inc.
                                    33 Wood Avenue South, 8th Floor
                                    Iselin, New Jersey 08830
                                    Fax: (908) 548-1099
                                    Attention: Chang Kao

or to such other address or telephone number as to which notice has been duly given.

         8.5 GOVERNING LAW. This Agreement shall be governed by and construed according to the laws of the Commonwealth of Pennsylvania.

         8.6 ENTIRE AGREEMENT. This Agreement and all of its exhibits forming a part hereof, all incorporated herein by this reference, constitute the complete and entire statement of the agreement between the Parties hereto with respect to the subject matter of this Agreement and any and all prior or contemporaneous proposals, negotiations, agreements, commitments and representations, oral or written, are merged herein.

         8.7 AMENDMENTS. No amendment or alteration may be made to this Agreement in any manner other than in writing, and no such amendment or alteration shall be effective unless signed by a duly authorized officer of each of the Parties.

         8.8 WAIVER. No delay or omission by either Party to exercise any right or power hereunder shall impair such right or power nor shall be construed to be a waiver thereof. A waiver by either Party of any breach thereof shall not be construed to be a waiver of any succeeding breach thereof or of any other covenant contained herein.

         8.9 INVALIDITY. If any provision of this Agreement, or portion hereof, violates applicable law, such provision or portion thereof shall be void and the remainder of this Agreement shall remain in full force and effect.

         8.10 CAPTIONS. The sections and headings contained in this Agreement are for ease of reference only and shall not in any way affect the meaning or interpretation of this Agreement.

         8.11 INDEPENDENT CONTRACTOR. Nothing contained in this Agreement shall be construed to constitute a relationship between the Parties hereto as one of employer/employee, principal/agent, partnership, joint venture, or evidence that either Party intends to constitute such a relationship. Each Party hereto shall not hold itself out contrary to the terms of this Section 8.11 and each Party shall not become liable or be bound by any representations, act, or omission whatsoever of the other Party hereto contrary to the provisions of this Agreement.

         IN WITNESS WHEREOF, the Parties have executed this Agreement by their duly authorized officers as of the date indicated below.

UTSTARCOM, INC.                               TOLLGRADE COMMUNICATIONS, INC.

By: /s/ Paul Berkowitz                        By:  /s/ Sara M. Antol
  --------------------------------               -----------------------------

Print Name:  Paul Berkowitz                   Print Name:  Sara M. Antol
           -----------------------                       ---------------------

Title:       V.P. Product Planning            Title: Chief Counsel & Secretary
      ----------------------------                  --------------------------

Date:        14 May 1997                      Date:        May 15, 1997
     -----------------------------                 ---------------------------

                                    EXHIBIT A

                            SCHEDULE AND DELIVERABLES


--------------------------------------------------------------------------------------------
  ITEM                                       RESPONSIBLE PARTY                         DATE
  ----                                       -----------------                         ----
--------------------------------------------------------------------------------------------

  All relevant AN-2000 interface
  Information required for the Integration
  of the Product                             UTStarcom                                 [*]
--------------------------------------------------------------------------------------------
  OEM Agreement Review                       Both Parties                              [*]
--------------------------------------------------------------------------------------------
  OEM Agreement Executed                     Both Parties                              [*]
--------------------------------------------------------------------------------------------
  Fully operational end-to-end AN-2000
  system with Associated documentation
  delivered to Tollgrade (System 1) for
  development and testing                    UTStarcom                                 [*]
--------------------------------------------------------------------------------------------
  3 AN-2000 Extender Cards applicable for
  testing the  Product delivered to
  Tollgrade                                  UTStarcom                                 [*]
--------------------------------------------------------------------------------------------
  10 prototype units of Product sent to
  UTStarcom in Iselin, NJ                    Tollgrade                                 [*]
--------------------------------------------------------------------------------------------
  Fully operational end-to-end AN-2000
  system with 6 remote terminal banks
  delivered to Tollgrade (System 2) for
  production                                 UTStarcom                                 [*]
--------------------------------------------------------------------------------------------
  Product available for sale to UTStarcom    Tollgrade                                 [*]
--------------------------------------------------------------------------------------------


[*] = CERTAIN INFORMATION ON THIS PAGE HAS BEEN OMITTED AND FILED SEPARATELY WITH THE COMMISSION. CONFIDENTIAL TREATMENT HAS BEEN REQUESTED WITH RESPECT TO THE OMITTED PORTIONS.